SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of Incorporation)	File Number)	Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

See below under Item 7.01.

Item 7.01.	Regulation FD.

Emerson Radio Corp., or the Company, has previously disclosed that (a) one of its key customers decided to discontinue retailing in its stores the Emerson-branded microwave oven and compact refrigeration products and (b) Funai Corporation, Inc. provided written notice to terminate its License Agreement with the Company effective December 31, 2016. As previously disclosed, the Company is analyzing the impacts of these events to its business and is identifying strategic courses of action for consideration, including seeking new licensing relationships. To this end, the Company has entered into a short-term consulting agreement with a company that focuses on strategic brand extensions to assist the Company in development of a business plan to enhance its licensing and brand strategy. The Board of Directors also authorized its Special Committee to analyze other strategic alternatives, including a potential transition in the Company’s business model and potential strategic acquisitions related to such transition, and to retain a financial advisor to assist the Special Committee in its evaluation.

In addition, after considering the impact to the Company’s revenue of the aforementioned events, and in an effort to align its cost structure to anticipated future revenue levels, on March 28, 2016, the Board of Directors approved a workforce reduction plan pursuant to which the Company will eliminate six positions in the Company’s U.S. offices, which together with the elimination of four positions in the Company’s Hong Kong office, will result in a reduction of approximately 23% of the Company’s worldwide workforce. The reduction is expected to be completed on or around April 1, 2016. The affected employees in the U.S. are being offered a severance package, which the Company estimates will result in a charge to its fourth quarter of fiscal 2016 SG&A expense of approximately $130,000.

Also, as previously disclosed, on May 31, 2011, the High Court of Hong Kong appointed Fok Hei Yu (who is also known by the anglicized name Vincent Fok), formerly a director and Chairman of the Board of the Company, and Roderick John Sutton, both of FTI Consulting (Hong Kong) Limited (“FTI”), as Joint and Several Provisional Liquidators over Grande Holdings Limited (In Liquidation) (“Grande”), which, based on its latest 13D/A filed on July 9, 2014, indirectly has the power to vote and direct the disposition of 15,243,283 shares, or approximately 56.2%, of the outstanding common stock of Emerson. Based on public announcements by Grande, the Company understands that Grande is implementing a resumption plan pursuant to which Mr. Christopher Ho, who served as the Company’s Chairman of the Board until November 2013, and his associates would continue to have a majority interest in Grande and would regain the power to direct the voting and disposition of the 15,243,283 shares beneficially owned by Grande. On March 9, 2016, Grande issued a notice of a special meeting of its stockholders to be held on April 1, 2016, to among other things, approve the resumption proposal and elect directors, including Duncan Hon, who is currently chief executive officer of Emerson and is proposed to be appointed as an executive director of Grande. According to the circular dated March 9, 2016 published by Grande, if all the requisite approvals are obtained in a timely fashion, the resumption plan is expected to be completed on or before May 11, 2016.

The Company cannot predict nor provide any assurances regarding the possible effects on the Company, its shareholders, the trading price of its common stock or any other consequences that could result if the Grande resumption proposal is approved by Grande’s stockholders and implemented such that Grande again has the power to control Emerson.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Name: Andrew L. Davis
Title: Chief Financial Officer

Dated: March 29, 2016